Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1, of our report dated September 2, 2020, relating to the balance sheet of PropTech Investment Corporation II as of August 27, 2020, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from August 6, 2020 (inception) through August 27, 2020, appearing in Amendment No. 2 to the Registration Statement on Form S-1, File No. 333-249477.

/s/ WithumSmith+Brown, PC

New York, New York
December 3, 2020